UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 21, 2016
Heartland Payment Systems, Inc.
(Heartland Payment Systems, LLC as successor by merger to Heartland Payment Systems, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

770-829-8000 Registrant’s telephone number, including area code:

90 Nassau Street Princeton, New Jersey, 08542
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement
In connection with the consummation of the Mergers (as defined below), on April 22, 2016, Heartland Payment Systems, Inc. (the “Company”) repaid in full all outstanding amounts under its Amended and Restated Credit Agreement dated as of September 4, 2014 with a syndicate of banks and Bank of America, N.A. (“Bank of America”), as administrative agent (the “Credit Agreement”), and terminated all commitments by the lenders to extend further credit thereunder and all guarantees and security interests granted by the Company to the lenders thereunder.

The Credit Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2014, which description is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets
On April 22, 2016, the Company completed its merger with Global Payments Inc. (“Global Payments”). Pursuant to the Agreement and Plan of Merger dated as of December 15, 2015, the transaction was effected by way of a two-step merger (collectively, the “Mergers”). As a result of the Mergers, each outstanding share of the Company’s common stock, other than shares owned by (i) Global Payments and certain of its wholly owned subsidiaries (which were cancelled), (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law, or (iii) any direct or indirect wholly owned subsidiary of the Company (which remain outstanding), was converted into the right to receive $53.28 in cash (the “Cash Consideration”), without interest, and 0.6687 of a share of common stock of Global Payments (together with the Cash Consideration, the “Merger Consideration”).
In addition, as a result of the Mergers, (i) each outstanding option to purchase the Company’s common stock (other than any option with an exercise price equal to or greater than the value of the Merger Consideration, which was canceled for no consideration) was cancelled and converted into the right to receive the Merger Consideration with respect to the net number of shares of the Company’s common stock underlying such option (after taking into account the exercise price of such option), and (ii) each outstanding restricted stock unit of the Company (including each outstanding performance share unit) was vested and was converted into the right to receive the Merger Consideration for each share of the Company’s common stock underlying such restricted stock unit.
Global Payments funded the Cash Consideration through a combination of borrowings under its credit facilities with Bank of America, as administrative agent, and a syndicate of financial institutions, as lenders, and available cash on hand.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
In connection with the consummation of the Mergers, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Company’s common stock immediately prior to market open on April 25, 2016, remove the Company’s common stock from listing and file a Form 25 with the Securities and Exchange Commission (the “Commission”) to report the delisting of the Company’s common stock from the NYSE. Also on April 25, 2016, in accordance with the Company’s request, the NYSE filed a Form 25 to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s common stock was suspended from trading on the NYSE prior to the open of trading on April 25, 2016. The Company intends to file a Form 15 with the Commission to terminate the registration of the Company’s common stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification of the Rights of Security Holders
The disclosure set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant
The disclosure set forth in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the Mergers, all of the directors and officers of the Company immediately prior to the effective time of the Mergers (the “Effective Time”) ceased to be directors or officers of the Company at the Effective Time. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Effective Time, the Bylaws of the Company were amended and restated in the form of the Bylaws filed as Exhibit 3.1 hereto, which is incorporated herein by reference. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders
On April 21, 2016, the Company held a special meeting of its stockholders (the “Special Meeting”). The proposals submitted to the Company’s stockholders at the Special Meeting were: (1) a proposal to adopt the Agreement and Plan of Merger dated as of December 15, 2015 (the “Merger Agreement”) and approve the transactions contemplated by the Merger Agreement (the “Merger Proposal”), (2) a proposal to approve by advisory (non-binding) vote certain compensation arrangements for Heartland’s named executive officers in connection with the Mergers (the “Compensation Proposal”) and (3) a proposal for adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”).
The Merger Proposal, the Compensation Proposal and the Adjournment Proposal are described in detail in the Company’s definitive proxy statement filed with the Commission on March 23, 2016.
Approval of the Merger Proposal required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock and entitled to vote. Approval of each of the Compensation Proposal and the Adjournment Proposal required the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
There were 36,999,176 shares of Company common stock outstanding and entitled to vote at the Special Meeting as of the close of business on March 24, 2016, the record date of the Special Meeting. The Merger Proposal received the affirmative vote of more than 99% of the votes cast on the matter by the holders of shares of the Company’s common stock represented at the Special Meeting, which represented the affirmative vote of the holders of more than 80% of the outstanding shares of the Company’s common stock as of the record date of the Special Meeting.
The votes cast for or against, as well as abstentions, with respect to each proposal are set forth below. The Company’s stockholders approved each of the Merger Proposal and the Adjournment Proposal.
Merger Proposal

For	Against	Abstained	Broker Non-Votes
29,731,006	7,104	188,743	4,300

Compensation Proposal

For	Against	Abstained	Broker Non-Votes
14,513,040	15,213,658	204,455	0

Adjournment Proposal

For	Against	Abstained	Broker Non-Votes
28,135,209	1,607,629	184,015	4,300

Item 7.01.	Regulation FD Disclosure
On April 21, 2016, the Company and Global Payments issued a joint press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Heartland Payment Systems, Inc.
99.1	Joint Press Release issued by Global Payments Inc. and Heartland Payment Systems, Inc. on April 21, 2016.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND PAYMENT SYSTEMS, LLC

Date: April 26, 2016	By: /s/ David L. Green
David L. Green
Secretary